                         Cedar-South Philadelphia I, LLC
                        Cedar-South Philadelphia II, LLC
                       Cedar Income Fund Partnership, L.P.
                             44 South Bayles Avenue
                         Port Washington, New York 11050

                                                                   June 18, 2003

SPSP Corporation
Passyunk Supermarket, Inc.
Twenty Fourth Street Passyunk Partners, L.P.
44 West Lancaster Avenue, Suite 110
Ardmore, Pennsylvania 19003

        Re: 2301-11 Oregon Avenue, Philadelphia, Pennsylvania, 2426 South 23rd Street, Philadelphia, Pennsylvania and 2300 W. Passyunk Avenue, Philadelphia, Pennsylvania (collectively, the "Property")

Gentlemen:

        This letter ("Second Amendment Letter") amends (i) that certain Agreement to Enter Into Net Lease dated as of April 23, 2003 (the "Agreement") among Cedar-South Philadelphia I, LLC ("Cedar") and SPSP Corporation ("SPSP"), Passyunk Supermarket, Inc. ("Passyunk") and Twenty Fourth Street Passyunk Partners, L.P. ("24th Street"; SPSP, Passyunk and 24th Street are collectively referred to herein as the "Owners"), as amended by letter agreement dated May 15, 2003 (the "First Amendment Letter") and (ii) that certain Commitment Letter among Cedar-South Philadelphia II, LLC ("Cedar Lender") and Owners dated as of April 23, 2003 (the "Commitment Letter"). Any undefined capitalized terms used herein shall have the meanings ascribed to them in the Agreement, as amended by the First Amendment Letter.

        The parties hereto hereby covenant and agree as follows:

        1.      The Commitment Letter is hereby amended as follows:

                (a) The original principal amount of the Loan (as defined therein) is increased to $39,000,000.

                (b) All references in the Commitment Letter to the Agreement to Enter Into Net Lease are hereby deemed to include the Agreement and all amendments thereto, including without limitation, the First Amendment Letter and this Second Amendment Letter.

                (c) Paragraph 3 of the Commitment Letter is deleted in its entirety and the following is inserted in lieu thereof:

                        3. It is a condition of the closing under this Commitment and the Agreement to Enter Into Net Lease that the closing under the other agreement occur contemporaneously therewith. Accordingly, for purposes of applying the

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                provisions of Paragraph 17 of the Agreement to Enter Into Net
                Lease, a default by Owners under this Commitment shall be deemed a default by Owners under the Agreement to Enter Into Net Lease and a default by Lender under this Commitment shall be deemed a default by Tenant under the Agreement to Enter Into Net Lease.

                (d) Exhibit A to the Commitment Letter is hereby deleted in its entirety and replaced with the exhibit attached to this Second Amendment Letter entitled Exhibit 1.

                (e) Exhibit B to the Commitment Letter is hereby deleted in its entirety and replaced with the exhibit attached to this Second Amendment Letter entitled Exhibit 2.

                (f) Exhibit C to the Commitment Letter is hereby deleted in its entirety and replaced with the exhibit attached to this Second Amendment Letter entitled Exhibit 3.

        2. Section 5(e) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        Notwithstanding anything to the contrary contained
                herein, prior to the Closing Date, Owners will use commercially reasonable efforts to cure any existing violations of applicable municipal codes, including fire and building codes, relating to the Property. At Closing, Owners will establish an escrow with the Title Company (the "L&I Escrow") in an amount sufficient to cure (i) any violations assessed against the Premises as of the Closing Date which are not the responsibility of one or more tenants and which may be satisfied by the payment of money, (ii) all fines and penalties that shall have accrued as of the Closing Date with respect to any such violations assessed against the Premises as of the Closing Date, and (iii) any violations assessed against the Premises as of the Closing Date that adversely affect the use of the Premises more than to a de minimis extent for its present use. The amount sufficient to cure such violations shall be based upon written estimates obtained by Owners for the work required to cure such violations. Cedar shall have one hundred twenty (120) days to use the L&I Escrow for the sole purpose of clearing such outstanding violations. On the 121st day, the remaining balance of the L&I Escrow, if any, shall be returned promptly to Owners.

        3. The first two sentences of Section 7 of the Agreement (as amended by the First Amendment Letter) are deleted in their entirety, and the following is inserted in lieu thereof:

                        Closing Date. The consummation of the transactions
                contemplated by this Agreement (the "Closing") shall take place on the Scheduled Closing Date. As used herein, the Scheduled Closing Date shall be the earlier of (i) five business days after the receipt by Cedar Income Fund Partnership, L.P. ("Cedar LP") or any related entity of the proceeds of a new public offering of common stock or shares of beneficial interest, and
                (ii) October 31, 2003, TIME BEING OF THE ESSENCE, at 10:00 am. at the office of Ledgewood Law Finn, P.C., 1521 Locust

                                       -2-
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                Street, 8th Floor, Philadelphia, Pennsylvania 19102 subject only to a possible extension by Owners under Section 5(c) of the Agreement.

        4. Section 8(i) of the Agreement is hereby amended by insertion of the following sentence at the end of Section 8(i):

                        Notwithstanding any provision in this Section 8(i) to
                the contrary, the amount which shall be credited to Cedar at Closing under this Section 8(i) shall be reduced by the total amount of all commissions listed on Exhibit A actually paid by Owners on or prior to the Closing Date.

        5. Section 8(j) of the Agreement is hereby amended by insertion of the following sentence at the end of Section 8(j):

                        Notwithstanding any provision in this Section 8(j) to
                the contrary, the amount which shall be credited to Cedar at Closing under this Section 8(j) shall be reduced by the total amount of all tenant improvements listed on Exhibit A actually paid by Owners on or prior to the Closing Date.

        6. Section 11 (a) of the Agreement (as amended by the First Amendment Letter) is modified by deleting the first sentence thereof and replacing it with the following:

                Notwithstanding anything to the contrary implied or provided by law or in equity, if, prior to the Closing, any material portion of the Premises is damaged by fire, the elements or any other casualty or if any material portion of the Premises is taken by eminent domain or otherwise, Cedar shall have the right to terminate this Agreement by written notice to the Owners, which notice shall be given by Cedar within fifteen (15) days after the Owners shall notify Cedar in writing of such casualty, whereupon the Advance Amount and the Additional Advance Amount (as defined in paragraph 15 of the Second Amendment Letter to this Agreement among the parties hereto dated June 18, 2003) shall be promptly returned to Cedar, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement).

        7. Section 17 of the Agreement as amended by the First Amendment Letter is deleted in its entirety and the following is inserted in lieu thereof:

                (a)     (i)     If all of the conditions to Cedar's performance
        under this Agreement shall be satisfied, and Cedar shall default in its obligations under this Agreement, the Owners may terminate this Agreement on written notice to Cedar, whereupon the Owners shall retain the Advance Amount and the Additional Advance Amount, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). Cedar acknowledges that, if Cedar shall default under this Agreement as aforesaid, the Owners

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

        will suffer substantial adverse financial consequences as a result thereof. Accordingly, subject to the provisions of Section 17(a)(ii) below, the Owners' sole and exclusive remedy against Cedar shall be the right to retain the Advance Amount and the Additional Advance Amount, as and for its sole and full and complete liquidated damages, it being agreed that the Owners' damages are difficult, if not impossible, to ascertain.

                        (ii) Notwithstanding anything to the contrary contained in Section 17(a)(i) above, in the event that Cedar shall contest the existence of a default by Cedar in its obligations under this Agreement, the Owners shall be permitted to prosecute an action for damages or proceed with any other legal course of conduct in connection therewith and Cedar's liability shall not be limited to the sum of the Advance Amount plus the Additional Advance Amount, but shall in no event be less than the sum of the Advance Amount plus the Additional Advance Amount.

                (b) If (i) on or before the business day prior to the Scheduled Closing Date Cedar-South Philadelphia II, LLC ("Cedar Lender") shall have deposited with the Title Company the amount of $36,300,000 on account of that certain loan in the original principal amount of $39,000,000 to be made by Cedar Lender to the Owners contemporaneously with the Closing (the "Cedar Loan") and Cedar Lender's and Cedar's anticipated closing costs associated therewith, (ii) on or before the Scheduled Closing Date, the Owners shall have deposited with the Title Company (x) the items set forth in Section 16(a) of this Agreement, and
        (y) the Owner's Estoppel Certificate, and (z) the items set forth in
        Section 2(a) of the Commitment Letter, (iii) the Title Company shall be in a position to issue a final title insurance policy to Cedar in accordance with Section 5 of the Agreement (subject to Owners' rights under 5(c) of the Agreement), then, in such case, (A) the existence of any default under this Agreement shall not be a basis for Cedar or the Owners not to consummate the Closing or for Cedar Lender or the Owners not to consummate the closing under the Commitment Letter, and (B) if the Closing shall occur, (x) Cedar and Owners shall not be deemed to have waived any of their rights pursuant to the Agreement or any rights of Cedar under Paragraph 12 of the Second Amendment Letter, and (y) Cedar shall be permitted to bring an action with respect to a breach by the Owners of any of the covenants set forth in Section 20 of this Agreement, provided, however, that the party exercising its remedies under clause (x) must have notified the other in writing of the alleged breach within the time period set forth in Section 15(c) and Cedar must notify Owners of any action under clause (y) on or before the Closing Date or no such action may be brought.

                (c) If (i) on or before the business day prior to the Scheduled Closing Date Cedar Lender shall have deposited with the Title Company the amount of $36,300,000 on account of the Cedar Loan and Cedar Lender's and Cedar's anticipated closing costs associated therewith, and
        (ii) the Closing does not occur because (1) the Owners shall have failed to deposit with the Title Company on or before the Scheduled Closing Date any of (x) the items set forth in Section 16(a) of this Agreement, or (y) the Owner's Estoppel Certificate, or (z) the items set forth in
        Section 2(a) of the Commitment Letter, or (2) the Title Company shall not be in a position to issue a final title insurance policy to Cedar in accordance with Section 5 of the Agreement (subject to Owners' rights under 5(c) of the Agreement), then, in such case, Cedar shall, by notice in writing (which for

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        this purpose may be given by facsimile to Owners at (610) 896-5814 with a copy to Owners' counsel at (215) 735-2513) received by Owners no later than three business days after the Closing Date, either (A) terminate this Agreement, in which case, as Cedar's sole right and remedy, Owners shall return to Cedar $2,000,000 (unless the failure is a failure of title which resulted from an action by Owners, in which case the Owners shall return to Cedar $3,000,000) and Cedar and the Owners shall have no further rights or obligations under this Agreement, or (B) prosecute an action for specific performance of this Agreement; provided, however, that if Cedar does not notify Owners in writing (which for this purpose may be given by facsimile as described above) of its election within the aforesaid three business days, Cedar shall be deemed to have irrevocably elected remedy (A).

                (d) If, on or before the business day prior to the Scheduled Closing Date, Cedar shall not have deposited with the Title Company the amount of $36,300,000 on account of the Cedar Loan and Cedar Lender's and Cedar's anticipated closing costs associated therewith, Closing does not occur and one or more of the conditions to Cedar's performance under this Agreement shall not have been satisfied by the Scheduled Closing Date (subject to Owners' right to extend Closing pursuant to Section 5(c)), the Owners may terminate this Agreement on written notice to Cedar, whereupon the Owners shall retain the Advance Amount and the Additional Advance Amount, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith) provided, however, that if Cedar demonstrates that it was ready, willing and able to close on the Closing Date, it may, as its sole and exclusivity remedy, pursue an action for damages in a total amount not to exceed $2,000,000 on account of Owners' failure to fulfill the conditions necessary for Cedar's performance under this Agreement, unless the failed condition relates to a failure of title resulting from an action by Owners, in which case the maximum amount of damages may be $3,000,000. If Cedar commences an action for damages and is unable to prove that it was ready, willing and able to close on the Closing Date, Owners, in addition to retaining the Advance Amount and the Additional Advance Amount, may prosecute an action for damages, whether by way of counterclaim or in a separate action, or proceed with any other legal course of conduct in connection therewith and Cedar's liability shall not be limited to the sum of the Advance Amount plus the Additional Advance Amount, but shall in no event be less than the sum of the Advance Amount plus the Additional Advance Amount.

        8. The following sentence is inserted at the end of Section 19(a)(iv) of the Agreement:

                Owners shall be under no obligation to include information on the Owner's Estoppel Certificate relating to any tenant leases for which Cedar has obtained Estoppel Certificates (as defined in paragraph 16 of the Second Amendment Letter to this Agreement among the parties hereto dated June 18, 2003).

        9. Exhibit I of the Agreement is hereby deleted in its entirety and replaced with the exhibit attached to this Second Amendment Letter entitled
Exhibit 6.

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        10.     Exhibit K of the Agreement is hereby deleted in its entirety and replaced with the exhibit attached to this Second Amendment Letter entitled
Exhibit 7.

        11. Exhibit Q of the Agreement is hereby deleted in its entirety and replaced with the exhibit attached to this Second Amendment Letter entitled
Exhibit 8.

        12. With regard to contamination from dry cleaning chemicals at or migrating from the Premises (the "Contamination"), Owners shall, at their sole cost and expense (a) promptly undertake the activities outlined by Penn E&R Environmental & Remediation, Inc. in its report dated June 5, 2003, No. 4692-200000, as more particularly described on Schedule 1 attached hereto, (b) to the extent not covered by clause (a) above, promptly undertake such investigation, prepare and submit such notices, reports and documents and conduct such remediation and postremediation measures as may be required to meet statewide health or site specific standards for non-residential use established pursuant to the Pennsylvania Land Recycling and Environmental Remediation Standards Act ("Act 2") for the Contamination provided that Owners may include as institutional or engineering controls in its demonstration of attainment of such standards (1) a deed restriction on the use of groundwater, (2) maintenance of an impervious surface, now provided by the buildings and parking areas, as a cap on soil underlying those areas, (3) if required by the Department to prevent vapor inhalation, the installation and maintenance of a vapor mitigation system, and (4) any related deed acknowledgement required, and (c) after demonstrating attainment of such standards including through the use of the institutional and/or engineering controls set forth in subparagraph (b), use its best efforts to obtain from the Pennsylvania Department of Environmental Protection (the "PADEP") cleanup liability protection under Chapter 5 of Act 2 with respect to the Contamination. Copies of all notices, reports, and documents submitted to PADEP shall be provided to Cedar, it being understood that Owners need not obtain Cedar's approval prior to such submission and Cedar shall not interfere or participate in the approval process unless Owners request that Cedar does so. Owners shall use their best efforts not to unreasonably interfere with the operations of Cedar or the tenants of the Premises. Promptly upon completion of its obligations hereunder, Owners shall restore the Premises and any other affected property to substantially the same condition as they were before conduction such activities, including, without limitation, the proper abandonment of any monitoring wells. The provisions of this Paragraph 12 are for the benefit of Owners and Cedar and shall not inure to the benefit of any third party, including without limitation, any holder of a mortgage secured by any interest in the Property. Neither Owners nor their shareholders, partners or affiliates shall be obligated by the Agreement, as amended by this Second Amendment Letter, to execute and deliver any guaranty, indemnity or escrow to any third party, including without limitation, any holder of a mortgage secured by any interest in the Property, in connection herewith. The provisions of this Paragraph 12 shall survive Closing.

        13. Cedar, Cedar Lender, Cedar LP and all of their officers, directors, shareholders, members or partners or such party's heirs, representatives, successors or assigns (each a "Cedar Party" and collectively, the "Cedar Parties") hereby (i) waive and release any and all claims such party has or may be entitled to assert against Owners (or their officers, directors, shareholders, members or partners or such party's heirs, representatives, successors or assigns) or against the Property (or any interest in the Property) currently existing or hereafter arising (whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential) from or relating directly or indirectly to any transaction involving the Property, its title, or possession or

                                       -6-
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beneficial interest therein or entitlement to any form of ownership interest in the Property or an acquisition of any beneficial or any other type of ownership therein and (ii) waive all rights and covenants and agrees not to seek specific performance, file any claim, lien or lis pendens against the Property from the date hereof to the end of time. If any of the Cedar Parties shall take any action, including, but not limited to, the filing of any pleading or any document for recording or communication with any third party, that directly or indirectly claims any entitlement to possession, ownership or title and/or delays or adversely affects the marketability, refinancing or sale of the Property (any such action a "Prohibited Action"), Cedar hereby consents and agrees that (i) Owners shall have the right to obtain, with or without notice to any Cedar Party, an immediate injunction striking such Prohibited Action; (ii) all Cedar Parties shall compensate Owners for all losses incurred and all costs and expenses paid by Owners, including attorneys' fees, relating to such Prohibited Action; and (iii) Cedar Parties shall pay to Owners all monetary damages relating to such Prohibited Action to be determined by the courts of the Commonwealth of Pennsylvania or the United States District Court located in Philadelphia County, the exclusive jurisdiction of which has already been provided for in the Agreement, as the case may be. The provisions of this paragraph shall survive Closing and/or termination by Owners of the Agreement, as amended. Notwithstanding any provision to the contrary contained in this paragraph, Cedar Parties shall retain all rights specifically granted to such parties in (i) documents executed and delivered on the Closing Date in connection with the Cedar Loan or the Net Lease or (ii) Section 15(c), 17(b), 17(c), or 17(d) of the Agreement.

        14. The Cedar Parties represent to the Owners that they have had an opportunity to examine, inspect and investigate, to the full satisfaction of the Cedar Parties, the environmental condition of the Property, and, provided that the Owners comply with the provisions of Paragraph 12 of this Second Amendment Letter, the environmental condition of the Property as of the date hereof is acceptable to Cedar and shall not be a basis for Cedar not to close under the Agreement or for Cedar Lender not to close under the Commitment Letter.

        15. Cedar shall deliver by wire transfer of immediately available federal funds to SPSP Corporation, in accordance with the wire instructions attached hereto as Schedule 2, the amount of $1,000,000 (the "Additional Advance Amount") to be received by SPSP Corporation on or before 5:00 p.m., Wednesday, June 18, 2003, TIME BEING OF THE ESSENCE (the "Additional Advance Outside Date"). If the Additional Advance Amount is not timely received by SPSP Corporation as set forth in the preceding sentence, Cedar shall be in default in its obligations under the Agreement, the Owners may terminate the Agreement on written notice to Cedar, whereupon the Owners shall retain the $2,000,000 Advance Amount, and the Agreement and the obligations of the parties thereunder shall terminate (and no party thereto shall have any further obligations in connection therewith except under those provisions that expressly survive a termination of the Agreement). If the Closing shall occur, the $2,000,000 Advance Amount and the $1,000,000 Additional Advance Amount shall be credited against the loan amount funded pursuant to the Commitment Letter, as amended hereby. If, on or before the Additional Advance Outside Date, Cedar shall have delivered the Additional Advance Amount to Ledgewood Law Finn, P.C., as escrow agent, pursuant to that certain escrow agreement dated as of June 17, 2003 among Cedar, Cedar Lender and Ledgewood Law Firm, P.C., as escrow agent, Cedar shall be deemed to have satisfied its obligations under this Paragraph 15.

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

        16. If, from and after the date hereof, any bonafide third party proposed leasehold mortgagee of the Property (each, a "Proposed Leasehold Mortgagee") shall so require, then, provided that Cedar provides written notice to Owners on or before October 1, 2003, Cedar may contact tenants of the Property in a commercially reasonable manner, to request that such tenants deliver to Cedar estoppel certificates or their equivalent ("Estoppel Certificates") and subordination, non-disturbance and attornment agreements ("SNDAs") in accordance with their respective leases; provided, however, that the right to contact tenants granted to Cedar hereunder shall be limited to obtaining one (1) Estoppel Certificate and one (1) SNDA for each tenant, regardless of whether any Proposed Leasehold Mortgagee should require updated Estoppel Certificates or SNDAs or any other reason. Failure by Cedar to obtain such Estoppel Certificates and/or SNDAs on or before the Closing Date shall not relieve Cedar of its obligations to close under the Agreement on the Closing Date or of any other obligations to Owners, and Owners shall have no liability for Cedar's failure to obtain such Estoppel Certificates or SNDAs.

        17. On or before the Additional Advance Outside Date, TIME BEING OF THE ESSENCE, Cedar LP will deliver to Ledgewood Law Firm, P.C. by wire transfer of immediately available federal funds, in accordance with the wire instructions attached hereto as Schedule 3, the sum of $58,526.51 (the "Legal Fees Amount") representing its fees and costs incurred in connection with the transactions contemplated by the Agreement and the Commitment Letter from April 23, 2003 through June 13, 2003. At Closing, Cedar will pay all reasonable legal fees and costs incurred by the Owners from and after June 14, 2003 in connection with the transactions contemplated by the Agreement and the Commitment Letter, accompanied by Owner's attorneys' normal itemization of any such fees and costs. If, on or before the Additional Advance Outside Date, Cedar LP shall have delivered the Legal Fees Amount to Ledgewood Law Finn, P.C., as escrow agent, pursuant to that certain escrow agreement dated as of June 17, 2003 among Cedar, Cedar Lender and Ledgewood Law Firm, P.C., as escrow agent, Cedar LP shall be deemed to have satisfied its obligations under the first sentence of this Paragraph 17. Paragraph 7 of the First Amendment Letter is deleted in its entirety.

        18. Section 20(d) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof

                Leases. Between the date of this Agreement and the Closing Date, the Owners shall be permitted to enter into new leases and amend and terminate existing Leases (other than the Shop Rite lease which shall not be terminated without Cedar's consent), provided that all such actions shall be consistent with the Owners' past practices at the Premises. The Owners shall keep Cedar appraised of the foregoing actions taken by Owners.

        19. Owners and Cedar hereby agree that that certain letter agreement dated May 15, 2003 between Owners and Cedar regarding the purchase of Class A Preferred Operating Partnership Units in Cedar LP is hereby null and void and of no further force or effect.

        20. In any action for damages under this Agreement no claim for consequential or punitive damages shall be permitted.

        21. Except as amended by this Second Amendment Letter, the terms and provisions of the Agreement, the First Amendment Letter and the Commitment Letter remain unmodified and in full force and effect. Any future reference to the Agreement, or the Commitment Letter, as the case may be, shall be deemed to be a reference to the Agreement, or the Commitment Letter, as the case may be, as amended by the First Amendment Letter, this Second Amendment Letter and as it may, from time to time, hereafter be further amended.

        22. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

        Kindly acknowledge your agreement with the foregoing by signing this letter agreement in the space provided below.

                                           Cedar-South Philadelphia I, LLC

                                           By:  /s/  L.S. Ullman
                                                --------------------------------
                                                Name:  L.S. Ullman
                                                Title: Pres.

                                           Cedar-South Philadelphia II, LLC

                                           By:  /s/  L.S. Ullman
                                                --------------------------------
                                                Name:  L.S. Ullman
                                                Title: Pres.

                                           Cedar Income Fund Partnership, L.P.

                                           By:  Cedar Income Fund, Ltd.

                                                By:  /s/  L.S. Ullman
                                                     ---------------------------
                                                     Name:  L.S. Ullman
                                                     Title: Pres.

AGREED AND ACKNOWLEDGED:

SPSP Corporation

By:  /s/  William J. Frutkin
     ---------------------------
     Name:  William J. Frutkin
     Title: Vice President

Passyunk Supermarket, Inc.

By:  /s/  William J. Frutkin
     ---------------------------
     Name:  William J. Frutkin
     Title: Vice President

Twenty Fourth Street Passyunk Partners, L.P.

By:  Twenty Fourth Street Passyunk Corporation, its general partner

By:  /s/  William J. Frutkin
     ---------------------------
     Name:  William J. Frutkin
     Title: Vice President

                                     JOINDER

        The undersigned hereby joins in this Second Amendment Letter for the purposes of acknowledging and consenting to the waivers set forth in Paragraph 13 hereof.

                                                /s/  LS Ullman
                                                --------------------------------
                                                Leo S. Ullman